Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Amy Conley	Don Duffy
	(617) 556-2305	(408) 498-6040
	aconley@financialengines.com	ir@financialengines.com

Financial Engines Reports Second Quarter 2013 Financial Results

AUM Grows 37% Year Over Year to $74.3 Billion

Adjusted EBITDAi Grows 45% Year Over Year

SUNNYVALE, Calif. – August 1, 2013 – Financial Engines (NASDAQ: FNGN), America’s largest independent registered investment advisor, today reported financial results for its second quarter ended June 30, 2013.

Financial results for the second quarter of 2013 compared to the second quarter of 2012:i

•	Revenue increased 30% to $57.8 million for the second quarter of 2013 from $44.3 million for the second quarter of 2012.

•	Professional management revenue increased 38% to $48.5 million for the second quarter of 2013 from $35.2 million for the second quarter of 2012.

•	Net income was $6.3 million, or $0.12 per diluted share, for the second quarter of 2013 compared to $3.8 million, or $0.08 per diluted share, for the second quarter of 2012.

•	Non-GAAP Adjusted EBITDA[i] increased 45% to $17.8 million for the second quarter of 2013 from $12.3 million for the second quarter of 2012.

•	Non-GAAP Adjusted Net Income[i] increased 57% to $8.5 million for the second quarter of 2013 from $5.4 million for the second quarter of 2012.

•	Non-GAAP Adjusted Earnings Per Share[i] increased 45% to $0.16 for the second quarter of 2013 from $0.11 for the second quarter of 2012.

Key operating metrics as of June 30, 2013:ii

•	Assets under contract (“AUC”) were $667 billion.

•	Assets under management (“AUM”) were $74.3 billion.

•	Members in Professional Management were over 713,000.

•	Asset enrollment rates for companies where services have been available for 26 months or more averaged 12.9%iii.

[i]	Please see “About Non-GAAP Financial Measures” for definitions of the terms Adjusted Net Income, Adjusted Earnings Per Share, and Adjusted EBITDA.
ii	Operating metrics include both advised and subadvised relationships.
iii	Information regarding enrollment rates and the component AUC can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Form 10-K for the year ended December 31, 2012 and the Form 10-Q to be filed for the period ended June 30, 2013.

“Baby boomers are entering one of the most complex and uncertain retirements in history,” said Jeff Maggioncalda, chief executive officer of Financial Engines. “When we started Financial Engines 17 years ago, we recognized the long-term trends of demographics and the growing reliance on the 401(k), and these trends continue to drive the growth of our business.”

Review of Financial Results for the Second Quarter of 2013

Revenue increased 30% to $57.8 million for the second quarter of 2013 from $44.3 million for the second quarter of 2012. The increase in revenue was driven primarily by the growth in professional management revenue, which increased 38% to $48.5 million for the second quarter of 2013 from $35.2 million for the second quarter of 2012.

Costs and expenses increased 26% to $48.0 million for the second quarter of 2013 from $38.2 million for the second quarter of 2012. This was due primarily to an increase in fees paid to plan providers for connectivity to plan and plan participant data, an increase in wages, benefits, and employer payroll taxes due to increased headcount and higher compensation, and non-cash stock based compensation.

As a percentage of revenue, cost of revenue (exclusive of amortization of internal use software) remained constant at 39% for the second quarters of 2013 and 2012.

Income from operations was $9.8 million for the second quarter of 2013 compared to $6.1 million for the second quarter of 2012. As a percentage of revenue, income from operations was 17% for the second quarter of 2013 compared to 14% for the second quarter of 2012.

Net income was $6.3 million, or $0.12 per diluted share, for the second quarter of 2013 compared to net income of $3.8 million, or $0.08 per diluted share, for the second quarter of 2012.

On a non-GAAP basis, Adjusted Net Incomei was $8.5 million and Adjusted Earnings Per Sharei were $0.16 for the second quarter of 2013 compared to Adjusted Net Income of $5.4 million and Adjusted Earnings Per Share of $0.11 for the second quarter of 2012.

“Our results show continued balanced and sustainable growth across all key financial metrics,” said Ray Sims, chief financial officer of Financial Engines. “We are gratified to be operating in the range of the long-term objectives for financial performance and business growth which we provided during our initial public offering in early 2010.”

Assets Under Contract and Assets Under Management

AUC was $667 billion as of June 30, 2013, an increase of 24% from $536 billion as of June 30, 2012, due primarily to market performance, new employers making our services available, and contributions. AUC for plans in which the Income+ service has been made available was $52 billion as of June 30, 2013, an increase of 148% from $21 billion as of June 30, 2012.

AUM increased by 37% year over year to $74.3 billion as of June 30, 2013, from $54.2 billion as of June 30, 2012. The increase in AUM was driven primarily by market performance, net new enrollment into the Professional Management service, and contributions.

In billions	Q3’12	Q4’12	Q1’13	Q2’13
AUM, Beginning of Period	$54.2	$61.5	$63.9	$70.8
New Enrollment(1)	4.9	3.8	3.1	4.7
Voluntary Cancellations(2)	(1.2)	(1.4)	(1.2)	(1.2)
Involuntary Cancellations(3)	(0.9)	(1.3)	(0.8)	(1.0)
Contributions(4)	1.1	1.2	1.3	1.3
Market Movement and Other(5)	3.4	0.1	4.5	(0.3)

AUM, End of Period	$61.5	$63.9	$70.8	$74.3

(1)	The aggregate amount of assets under management, at the time of enrollment, of new members who enrolled in our Professional Management service within the period.
(2)	The aggregate amount of assets, at the time of cancellation, for voluntary cancellations from the Professional Management service within the period.
(3)	The aggregate amount of assets, as of the last available positive account balance, for involuntary cancellations occurring when the member’s 401(k) plan account balance has been reduced to zero or when the cancellation of a plan sponsor contract for the Professional Management service has become effective within the period.
(4)	Employer and employee contributions are estimated each quarter from annual contribution rates based on data received from plan providers or plan sponsors. The data presented in the table above differs from data provided in filings prior to September 30, 2012, as the previously reported contributions data represented only that subset of members for whom we received salary data.
(5)	Other factors affecting assets under management include estimated market movement, plan administrative fees, participant loans and hardship withdrawals, and timing differences.

For further information on the AUM data above, please refer to our Form 10-Q to be filed for the period ended June 30, 2013.

Aggregate Investment Style Exposure for Portfolios Under Management

As of June 30, 2013, the approximate aggregate investment style exposure of the portfolios we managed was as follows:

Cash	3%
Bonds	25%
Domestic Equity	47%
International Equity	25%

Total	100%

Quarterly Dividend

On July 30, 2013, Financial Engines’ Board of Directors declared a regular quarterly cash dividend of $0.05 per share of the Company’s common stock. The cash dividend will be paid on October 4, 2013 to stockholders of record as of the close of business on September 20, 2013.

Outlook

Financial Engines’ growth strategy includes focusing on increasing penetration within existing Professional Management plan sponsors, enhancing and extending services to individuals entering and in retirement, and expanding the number of plan sponsors.

Based on financial markets remaining at July 29, 2013 levels, the Company estimates that its 2013 revenue will be in the range of $233 million to $238 million, and its 2013 non-GAAP Adjusted EBITDAi will be in the range of $75 million to $77 million.

Conference Call

The Company will host a conference call to discuss second quarter 2013 financial results today at 5:00 PM ET. Hosting the call will be Jeff Maggioncalda, chief executive officer, and Ray Sims, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or for international callers, (412) 317-6026. A replay will be available beginning approximately one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers. The conference ID is 10030572. The replay will remain available until Friday, August 9, 2013, and an archived replay will be available at http://ir.financialengines.com/ for 30 calendar days after the call.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include non-GAAP Adjusted Net Income, non-GAAP Adjusted Earnings Per Share and non-GAAP Adjusted EBITDA. Non-GAAP Adjusted Net Income is defined as net income before non-cash stock-based compensation expense, net of tax, and certain other items such as the income tax benefit from the release of valuation allowances, if applicable for the period. Non-GAAP Adjusted Earnings Per Share is defined as non-GAAP Adjusted Net Income divided by the weighted-average of dilutive common share equivalents outstanding. Non-GAAP Adjusted EBITDA is defined as net income before net interest income, income tax expense (benefit), depreciation, amortization of internal use software, amortization of direct response advertising, amortization of deferred commissions, and non-cash stock-based compensation. Further information regarding the non-GAAP financial measures included in this press release is contained in the attachments.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

About Financial Engines

Financial Engines is the nation’s largest independent investment advisor and is committed to providing everyone the trusted retirement help they deserve. The company helps investors with their total retirement picture by offering personalized retirement plans for saving, investment, and retirement income. Co-founded in 1996 by Nobel Prize-winning economist Bill Sharpe, Financial Engines works with America’s leading employers and retirement plan providers to make retirement help available to millions of American workers. For more information, visit www.financialengines.com.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks and uncertainties. These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Financial Engines’ expected financial performance and outlook, benefits of its services, objectives and growth strategy, and the benefits of our non-GAAP financial measures. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, our reliance on fees earned on the value of assets we manage for a substantial portion of our revenue, the impact of the financial markets on our revenue and earnings, unanticipated delays in rollouts of our services, our ability to increase enrollment, our ability to correctly identify and invest appropriately in growth opportunities, our ability to introduce new services and accurately estimate the impact of any future services on our business, the risk that the anticipated benefits of our investments in these services or in growth opportunities may not outweigh the resources and costs associated with these investments or the liabilities associated with the operation of these services, our relationships with plan providers and plan sponsors, the fees we can charge for our Professional Management service, our reliance on accurate and timely data from plan providers and plan sponsors, system failures, errors or unsatisfactory performance of our services, our reputation, our ability to protect the confidentiality of plan provider, plan sponsor and plan participant data and other privacy concerns, acquisition activity involving plan providers or plan sponsors, our ability to compete, our regulatory environment and risks associated with our fiduciary obligations. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Form 10-K for the year ended December 31, 2012, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date stated or August 1, 2013 and unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors L.L.C., a federally registered investment advisor. References in this press release to “Financial Engines,” “our company,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc. and its consolidated subsidiaries during the periods presented unless the context requires otherwise.

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Financial Tables

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	December 31, 2012	June 30, 2013
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$181,231	$175,780
Short-term investments	—	39,974
Accounts receivable, net	44,627	51,352
Prepaid expenses	3,093	3,349
Deferred tax assets	15,293	18,282
Other current assets	3,647	2,595

Total current assets	247,891	291,332
Property and equipment, net	13,366	13,020
Internal use software, net	10,339	9,476
Long-term deferred tax assets	20,639	12,916
Direct response advertising, net	10,236	9,320
Other assets	4,362	4,473

Total assets	$306,833	$340,537

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,008	$19,801
Accrued compensation	12,279	9,683
Deferred revenue	7,831	8,576
Dividend payable	—	2,475
Other current liabilities	260	982

Total current liabilities	35,378	41,517
Long-term deferred revenue	1,166	904
Long-term deferred rent	6,653	6,191
Other liabilities	250	246

Total liabilities	43,447	48,858

Stockholders’ equity:
Preferred stock, $0.0001 par value - 10,000 authorized as of December 31, 2012 and June 30, 2013; None issued and outstanding as of December 31, 2012 and June 30, 2013	—	—
Common stock, $0.0001 par value - 500,000 authorized as of December 31, 2012 and June 30, 2013; 47,915 and 49,594 shares issued and outstanding at December 31, 2012 and June 30, 2013, respectively	5	5
Additional paid-in capital	323,448	344,117
Accumulated deficit	(60,067)	(52,443)

Total stockholders’ equity	263,386	291,679

Total liabilities and stockholders’ equity	$306,833	$340,537

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(In thousands, except per share data)
Revenue:
Professional management	$35,188	$48,501	$68,057	$93,955
Platform	8,249	8,454	16,511	16,503
Other	849	825	1,429	1,187

Total revenue	44,286	57,780	85,997	111,645

Costs and expenses:
Cost of revenue (exclusive of amortization of internal use software)	17,309	22,546	32,625	42,474
Research and development	6,081	7,643	12,220	15,267
Sales and marketing	9,461	10,910	18,720	21,263
General and administrative	3,807	5,147	7,618	9,965
Amortization of internal use software	1,530	1,723	3,002	3,360

Total costs and expenses	38,188	47,969	74,185	92,329

Income from operations	6,098	9,811	11,812	19,316
Interest income, net	4	7	4	10

Income before income taxes	6,102	9,818	11,816	19,326
Income tax expense	2,279	3,475	4,481	6,791

Net and comprehensive income	$3,823	$6,343	$7,335	$12,535

Dividends declared per share of common stock	$—	$0.05	$—	$0.10
Net income per share attributable to holders of common stock
Basic	$0.08	$0.13	$0.16	$0.26
Diluted	$0.08	$0.12	$0.15	$0.24
Shares used to compute net income per share attributable to holders of common stock
Basic	46,437	49,201	46,256	48,744
Diluted	49,958	52,086	49,939	51,766

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2012	2013
	(In thousands)
Cash flows from operating activities:
Net income	$7,335	$12,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,197	1,921
Amortization of internal use software	2,807	3,145
Stock-based compensation	4,982	6,210
Amortization of deferred sales commissions	898	967
Amortization and impairment of direct response advertising	2,302	2,970
Amortization of discount on short-term investments	—	(3)
Provision for doubtful accounts	113	237
Loss on fixed asset disposal	1	—
Excess tax benefit associated with stock-based compensation	(943)	(1,234)
Changes in operating assets and liabilities:
Accounts receivable	(9,019)	(6,961)
Prepaid expenses	285	(256)
Deferred tax assets	3,375	4,733
Direct response advertising	(2,455)	(2,055)
Other assets	(4,928)	(26)
Accounts payable	4,728	6,430
Accrued compensation	(4,645)	(2,596)
Deferred revenue	(564)	483
Deferred rent	5,316	251
Other liabilities	2	2

Net cash provided by operating activities	10,787	26,753

Cash flows from investing activities:
Purchase of property and equipment	(6,209)	(1,943)
Capitalization of internal use software	(2,692)	(2,357)
Purchases of short-term investments	—	(39,971)

Net cash used in investing activities	(8,901)	(44,271)

Cash flows from financing activities:
Payments on capital lease obligations	—	(31)
Excess tax benefit associated with stock-based compensation	943	1,234
Proceeds from issuance of common stock, net of offering costs	5,584	13,300
Cash dividend payments	—	(2,436)

Net cash provided by financing activities	6,527	12,067

Net increse (decrease) in cash and cash equivalents	8,413	(5,451)
Cash and cash equivalents, beginning of period	145,002	181,231

Cash and cash equivalents, end of period	$153,415	$175,780

Supplemental cash flows information:
Income taxes paid, net of refunds	$181	$429
Interest paid	$1	$5
Non-cash operating, investing and financing activities:
Purchase of property and equipment under capital lease	$—	$34
Capitalized stock-based compensation for internal use software	$175	$140
Capitalized stock-based compensation for direct response advertising	$29	$25
Unpaid purchases of property and equipment	$2,844	$233

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

The table below sets forth a reconciliation of net income to non-GAAP Adjusted EBITDA based on our historical results:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(In thousands)
Non-GAAP Adjusted EBITDA
Net income	$3,823	$6,343	$7,335	$12,535
Interest income, net	(4)	(7)	(4)	(10)
Income tax expense	2,279	3,475	4,481	6,791
Depreciation	609	972	1,197	1,921
Amortization of internal use software	1,429	1,612	2,807	3,145
Amortization and impairment of direct response advertising	1,222	1,491	2,302	2,970
Amortization of deferred sales commissions	436	495	898	967
Non-cash stock-based compensation	2,514	3,418	4,982	6,210

Non-GAAP Adjusted EBITDA	$12,308	$17,799	$23,998	$34,529

The table below sets forth a reconciliation of net income to non-GAAP Adjusted Net Income and non-GAAP Adjusted Earnings Per Share based on our historical results:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2013	2012	2013
	(In thousands, except per share amounts)
Non-GAAP Adjusted Net Income and Adjusted EPS
Net income	$3,823	$6,343	$7,335	$12,535
Non-cash stock-based compensation, net of tax (1)	1,554	2,113	3,079	3,838

Non-GAAP Adjusted Net Income	$5,377	$8,456	$10,414	$16,373

Non-GAAP Adjusted Earnings Per Share	$0.11	$0.16	$0.21	$0.32

Shares of common stock outstanding	46,437	49,201	46,256	48,744
Dilutive restricted stock and stock options	3,521	2,885	3,683	3,022

Non-GAAP adjusted weighted common shares outstanding	49,958	52,086	49,939	51,766

(1)	For the calculation of non-GAAP Adjusted Net Income, an estimated statutory tax rate of 38.2% has been applied to non-cash stock-based compensation for all periods presented.